PRICEWATERHOUSECOOPERS

Kesselman & Kesselman
Certified Public Accountants (Isr.)
Trade Tower, 25 Hamered Street
Tel Aviv 68125 Israel
P.O. Box 452 Tel Aviv 61003 Israel
Telephone +972-3-7954555
Facsimile +972-3-7954556

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 29, 2010 relating to the financial statements of Oramed Pharmaceuticals, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Kesselman & Kesselman

Tel Aviv, Israel
March 24, 2011